                               Pricing Agreement
                               -----------------

Goldman, Sachs & Co.,
Donaldson, Lufkin & Jenrette Securities Corporation,
First Union Securities, Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                   March 9, 2000

Ladies and Gentlemen:

     Everest Reinsurance Holdings, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 9, 2000 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                         Very truly yours,

                                         Everest Reinsurance Holdings, Inc.



                                         By:       /s/ Stephen L. Limauro
                                            ------------------------------------
                                             Name:  Stephen L. Limauro
                                             Title: Senior Vice President and
                                                    Chief Financial Officer
Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette Securities Corporation
First Union Securities, Inc.


By:  /s/ Goldman, Sachs & Co.
   _______________________________________________
        (Goldman, Sachs & Co.)

                                  SCHEDULE I

                                                                                  Principal
                                                                                   Amount of
                                                                                  Designated
                                                                                  Securities
                                                                                     to Be
                                 Underwriters                                      Purchased
                                 ------------                                      ---------
Goldman, Sachs & Co.........................................................       $120,000,000

Donaldson, Lufkin & Jenrette Securities Corporation.........................         40,000,000

First Union Securities, Inc.................................................         40,000,000
                                                                                   ------------
                   Total....................................................       $200,000,000
                                                                                   ============

                                  SCHEDULE II

Title of Designated Securities:

     8.75% Senior Notes due March 15, 2010.

Aggregate Principal Amount:

     $200,000,000

Price to Public:

     99.475% of the principal amount of the Designated Securities, plus accrued interest, if any.

Purchase Price by Underwriters:

     98.825% of the principal amount of the Designated Securities, plus accrued interest, if any.

Form of Designated Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified Funds for Payment of Purchase Price:

     Federal (same day) funds

Time of Delivery:

     10:00 a.m. (New York City time) on March 14, 2000

Indenture:

     Indenture, to be dated as of March 14, 2000 (the "Original Indenture"), between the Company and The Chase Manhattan Bank, as Trustee, as supplemented by the First Supplemental Indenture, to be dated as of March 14, 2000 (the "Second Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), between the Company and the Trustee.

Maturity:

     March 15, 2010

Interest Rate:

     8.75%

Interest Payment Dates:

     March 15 and September 15, commencing September 15, 2000

Redemption Provisions:

     The Designated Securities are redeemable, in whole or in part, at the option of the Company at the redemption prices set forth in the First Supplemental Indenture plus, in each case, accrued and unpaid interest on the Designated Securities to the date of redemption.

Sinking Fund Provisions:

     No sinking fund provisions.

Defeasance Provisions:

     The defeasance and covenant defeasance provisions of the Indenture will apply to the Designated Securities.

Closing Location for Delivery of Designated Securities:


     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004

Names and Addresses of Representatives:

     Designated Representatives:

          Goldman, Sachs & Co.
          Donaldson, Lufkin & Jenrette Securities Corporation
          First Union Securities, Inc.

     Address for Notices, etc.:

          c/o Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004